EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (the "Agreement"), dated as of the 8th day of January 2012, between GeneThera, Inc. with address at 6860 N. Broadway, Denver, Colorado 80221 (the "Employer") and Tannya L. Irizarry, with address at 13614 Osage Ct, Westminster, Colorado 80023 (the "Employee").

RECITALS:

A. The Employer and its affiliates desire to employ the Employee.
B. The Employee desires to be so employed upon the terms and conditions below set forth.

NOW, THEREFORE, in consideration of the terms and the mutual undertakings contained herein, it is agreed as follows:

1. **Term.** Subject to the terms of this Section 1 and Sections 7, 8, and 9, this Agreement shall commence on January 8th, 2017 and expire on January 31, 2022 (the date on which this Agreement shall expire, as such date may be extended in accordance with the terms of this Section 1 is hereinafter referred to as the "Expiration Date"). Subject to the terms of Section 7, 8, and 9, unless either party gives written notice to the other of its desire to terminate this Agreement at least thirty days prior to the then current Expiration Date or Extended Period (the "Termination Notification Date"), this Agreement will be automatically extended for further period(s) of two years from the then current Expiration Date (the "Extended Period") on the same terms and conditions as herein set forth. Except when the contrary is indicated, the phrase "the term of this Agreement" shall henceforth be deemed to include the Extended Period.
2. **Employment.** The Employer agrees to employ the Employee as the Company's Chief Administrative Officer and Chief Financial Officer, GeneThera, Inc. the Employee accepts such employment.
3. **Duties.**
   (a) The Employee shall render all services of the nature of the financial and accounting services as a Chief Financial Officer and as a Chief Administrative Officer of GeneThera, Inc., would render to a company in the biotechnology area.
   (b) During the term of this Agreement, Employee shall devout his/her full time, energy, skill and best efforts to promote Employer's business and affairs and to perform his duties hereunder.
   (c) The Employee shall report directly to the Board of Directors of the Company.
4. **Compensation.** The Company shall pay to the Employee for the loyal and consistent services provided to it hereunder, a fee at the rate of $17,333 per month during the term of this Agreement; $208,000 per annum during the term of this Agreement. *Onetime payment of $18,000 shall be paid to Employee at the renewal of this agreement.* Preferred B Stock will be provided to the employee in lieu of salary in the amount of $45,000 based at a dollar per share. Annual compensation shall be determined for appropriate increases. The Company shall pay all the living expenses to this Employee during the time his/her deferred salary is not entirely released during the term of this Agreement. Once deferred salary is entirely released to this Employee, the Employee is responsible for his/her taxes. However, during Deferred Salary lack of completion, the Company is obligated to accrue deferred tax debt in our Balance Sheet. This Employee is entitled to a leased Company vehicle of his/her selection. At the end of aforementioned Lease, the Employee is authorized to either purchase the vehicle and/or exchange leased vehicle for another vehicle. The Compensation Committee who shall hire a salary expert to determine comparable salary in the industry.

5. **Insurance and Benefits.** During the term of this Agreement, the Employee shall be entitled to participate in all employee benefit plans and insurance programs, including company vehicle and gas allowance, which shall be provided from time to time by the Employer to its employees (collectively, "Employee Benefit Plans") in accordance with their terms and conditions.
6. **Termination.** This Agreement may be terminated by the Employer for Cause immediately upon written notice to the Employee. The term "Cause", as used herein, shall mean the loss of any license necessary for the Employee to perform his duties hereunder, or any willful misconduct, malfeasance, gross negligence or other like conduct adversely affecting the best interests of the Employer, including, without limitation, (i) the failure or neglect by the Employee to perform his duties hereunder, (ii) the violation or attempted violation of any provision hereof, (ii) the commission of any felony, including, without limitation, any fraud against the Employer, any of its affiliates, clients or customers of the Employer.
7. **Return of Documents.** On termination of this Agreement or at any time upon the request of the Board of Directors of the Company or its affiliates, the Employee shall return to the Employer all documents, including all copies thereof, and all other property relating to the business or affairs of the Employer, including, without limitation, customer lists, agents or representatives lists, commission schedules and information manuals, letters, materials, reports, lists, and records (all such documents and other property being hereinafter referred to collectively s the "Materials"), in his/her possession or control, no matter from whom or in what manner he may have acquired such property. The Employee acknowledges and agrees that all of the Materials are property of the Employer and releases all claims of right of ownership thereto.
8. **Confidentiality.**
   a) Employee acknowledges he/she will have access to operating, financial, and other information of Employer and customers of the Employer including, without limitation, procedures, business strategies, and prospects and opportunities, techniques, methods, and information about, or received by it, from its customers and that divulgence will irreparably harm the Employer ("Confidential Information"). Employee also acknowledges that the foregoing provides Employer with a competitive advantage (or that could be used to the disadvantage of the Employer by a competitor). Employee also acknowledges the interest of the Employer in maintaining the confidentiality of such information and Employee shall not, nor any person acting on behalf of Employee, divulge, disclose or make known in any way or use for the individual benefit of Employee or others any of such Confidential Information. The foregoing is not applicable to such of the Confidential Information that is established by Employee to be in the public domain otherwise than as a result of its unauthorized disclosure by Employee or any other person.
   b) The customers of the Employer entrust the Employer with responsibility for their business in the expectation that the Employer will hold all such matters, including in some cases the fact that they are doing business with the Employer and the specific transactions in which they are engaged, in the strictest confidence ("Customer Confidences"). Employee covenants that after the termination of his employment with the Employer, he/she will hold all Customer Confidences in a fiduciary capacity and will not directly or indirectly disclose or use such information.
   c) Employee hereby assigns to the Employer his entire right, title, and interest in any idea, concept, technique, invention, and related documentation, other works of authorship, and the like (all hereinafter called "Developments") made, conceived, written, or otherwise created solely by him/her while in the employment of the Employer or jointly with others, while in the Employment of the Employer, whether or not such Developments are patentable, subject to copyright protection or susceptible to any other form of protection which relate to the actual business or research or development of the Employer –

Employee, after the termination of its employment with Employer, shall return to the Employer (and shall not retain any copies or excerpts therefrom) all documents, notes, analyses or compilations, including all copies thereof, and all other property relating to the Employer ("Employer Documents") including, but not limited to, documents generated by Employee pursuant to his relation with the Employer.

d) Employee acknowledges that the Employer has a compelling business interest in preventing unfair competition stemming from the use or disclosure of Customer Confidences and Confidential Information in the event that, after any termination on the post-employment activities of Employee, Employee goes to work or becomes affiliated with a competitor of the Employer.

e) Employee further acknowledges that all customers he/she services or dealt with while employed with the Employer are customers of the Employer and not Employee's personally. Employee also acknowledges that, by virtue of his employment with the Employer, Employee has gained or will gain knowledge of the identity, characteristics and preferences of the customers of the Employer, and that Employee will not use such Customer Confidences and Confidential Information at any time.

9. <u>Covenants Not to Compete or Solicit.</u>

a) The Employee undertakes that during the term of this Agreement and for 12 months thereafter, he/she will not, directly or indirectly (whether as sole proprietor, partner, stockholder, director, officer, employee or in any other capacity as principal or agent) compete with, or participate in any business that competes with, the Employer; provided that the Employee may invest in (i) the securities of any business or enterprise (but without otherwise participating in the activities of such business or enterprise) which are listed on a national or regional securities exchange or traded in the over-the-counter market, and (ii) equity interests of the Employer, of any member thereof.

b) The Employee undertakes that during the term of this Agreement and for a period of 12 months thereafter he/she will not, directly or indirectly (whether as a sole proprietor, partner, stockholder, director, officer, employee or in any other capacity as principal or agent), do any of the following:

i. Hire, or attempt to hire for employment, any person who is an employee of the Employer on the date of such termination of employment, or attempt to influence any such person to terminate his employment by the Employer; or

ii. In any other manner interfere with, disrupt or attempt to disrupt the relationship; contractual or otherwise, between the Employer and any of its employees, or disparage the business or reputation of the Employer to any such person.

c) The Employee undertakes that during the term of this Agreement and for 6 months thereafter he/she will not, directly or indirectly (whether as a sole proprietor, partner, stockholder, director, officer, employee or in any other capacity as principal or agent), do any of the following:

i. Solicit, service or accept any actual or prospective accounts, clients or customers of the Employer during the period of the Employee's employment by the Employer;

ii. Influence or attempt to influence any of the accounts, customers or clients referred to in Subsection 9(c)(i) to transfer their business or patronage from the Employer to any other person or company engaged in a similar business.

iii. Directly assist any person or company soliciting, servicing or accepting any of the accounts, customers or clients referred to in Subsection 9(c)(i); or

iv. In any other manner directly interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Employer and any of its accounts, customers or clients referred to in Subsection 9(d)(i), or any other person, or disparage the business or reputation of the Employer to any such person.

d) The Employer undertakes that during the term of this Agreement and for a period of 30 months thereafter he will not, directly or indirectly, disparage the business or reputation of the Employee to any accounts, customers or clients referred to in Subsection 9(c)(i), or any other person.

10. **Enforcement of Covenants.** The parties acknowledge and agree that the covenants contained in Sections 8 and 9 are essential elements of this Agreement and that, but for the agreements of the Employee to comply with such covenants, the Employer would not have entered into this Agreement. The parties further acknowledge and agree that a breach by the Employee of the covenants contained in Sections 8 and 9 may result in irreparable injury to the Employer for which there is no adequate remedy at law and the Employer shall be entitled to seek enforcement of the same by means of a temporary restraining order and/or a preliminary or permanent injunction issue by the any court having jurisdiction thereof. In the event that the Employee breaches any of the covenants contained in Sections 8 and 9, the Employer shall be entitled to an accounting and repayment of all profits, Commissions and benefits the Employee receives in connection with such breach. The Employee agrees to indemnify and hold harmless the Employer against all its costs and expenses (including, without limitation, reasonable attorney's fees and expenses) incurred in connection with the enforcement of the covenants contained in Sections 8 and 9, except, with respect to the enforcement of any such covenant by the Employer, to the extent that the Employer is the prevailing party in any action or proceeding commenced by the Employer in connection therewith. The covenants contained in Sections8 and 9 shall survive the termination of this Agreement. The remedies provided in this Section 10 shall be in addition to, and not in lieu of, any other remedies and relief including damages to which the Employer may be entitled.

11. **Blue-Pencil.** If any court of competent jurisdiction shall at any time deem the term of any of the covenants and undertakings of the Employee under Sections 8 and 9 herein too lengthy, the other provisions of those Sections 8 and 9 shall nevertheless stand, the period of restriction shall be deemed to be the longest period permissible by law under the circumstances. The court in each case shall reduce the period of restriction to permissible duration.

12. **Notices.** Unless otherwise specifically provided herein, all notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested , with postage prepaid at the following addresses, and/or to such other addresses and/or persons which either party may designate by like notice:

(a) If to the Employee, to:
Tannya L. Irizarry
13615 Osage Ct.
Westminster, CO 80023

(b) If to the Employer, to:
Attn: Board of Directors
GeneThera, Inc.
6860 Broadway Unit B

Denver, CO 80221

With a copy to:
Louis A.Bevilacqua, Atty
Bevilacqua, PLLC
1050 Connecticut Avenue NW
Suite 500
Washington, DC 20036
Telephone: 202-869-0888
Email: lou@bevilacquapllc.com

13. **Governing Law.** This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Colorado without regard to conflict of law provisions. Any disputes with respect to the interpretation of this Agreement or the rights and obligations of the parties hereto shall be exclusively brought in any federal or state court of competent jurisdiction located in the City of Denver, State of Colorado. Each of the parties waives any right to object to the jurisdiction or venue of such courts or to claim that such courts are an inconvenient forum.

14. **Additional Provisions.**
    (a) This Agreement shall inure to the benefit of, and be binding upon, the Employer, its successors and assigns and shall inure to the benefit of, and be binding upon, the Employee, his executors, administrators, and heirs. The Employee may not assign or delegate the performance of any of his rights and/or obligations under this Agreement.
    (b) This Agreement constitutes the entire Agreement, representation and understanding of the parties hereto with respect to the subject matter hereof, and no amendment or modification hereof shall be valid or binding unless made in writing and signed by the parties hereto.
    (c) No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom it is sought to be enforced. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.
    (d) Employee acknowledges that prior to the execution of this Agreement he had full opportunity to consult with his independent attorneys and advisors as he deemed appropriate and he fully understands the nature and scope of his rights and obligations hereunder.
    (e) If any provision of this Agreement is invalid or unenforceable in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability, but the foregoing shall not render invalid or unenforceable in such jurisdiction the remainder of this Agreement or the remainder of such provision or affect the validity or unenforceability of any provision of this Agreement in any other jurisdiction.

(The Remainder of this Page Left Intentionally Blank)

IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be executed on the date first above written.

GENETHERA, INC., "EMPLOYER"

Tony Milici, M.D., Ph.D., CEO
Chairman of the Board of Directors
By: Resolution of Board of Directors

TANNYA L. IRIZARRY, "EMPLOYEE"

Tannya L. Irizarry; Individually